SIEBENGA & KING LAW OFFICES

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Surrey:

#288 – 12899 76 Ave. Surrey, B.C. V3W 1E6

Tel: 604.592.3550  Fax: 604.592.3551

Cloverdale:

#200 – 5746 176A St. Surrey, B.C. V3S 4H2

Tel: 604.574.0770  Fax: 604.574. 0107

Abbotsford:

#101-33255 S Fraser Way, Abbotsford, B.C. V2S 2B2

Tel: 604.852.1782  Fax: 604.852.4782

Chilliwack:

#200 – 9380 College St. Chilliwack, B.C. V2P 4L6

Tel: 604.793.1905  Fax: 604.793.1906

December 18, 2007

Coastal Pacific Mining Corp.

927 Drury Avenue, N.E.

Calgary, Alberta T2R

Ladies and Gentlemen:

We have acted as Canadian counsel to Coastal Pacific Mining Corp. (the “Corporation”), an Alberta, Canada, company, extra-provincially registered in the Province of British Columbia, Canada.  As such, we write this opinion in support of the Company’s registration statement Form F-1/Amendment #3 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended, of 5,500,000 Shares of Common Stock, without par value (the “Shares”).

As counsel to the Corporation in Canada, we have examined copies of the Certificate of Incorporation of the Corporation and such corporate records, instruments, and other documents relating to the Corporation and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that the Shares, when issued as described in the Registration Statement, will be duly issued by the Corporation as fully paid and non-assessable shares in the Capital of the Corporation.

We have membership in the Canadian Bar Association, and the opinions expressed herein are limited to questions arising under the laws of the Dominion of Canada as they relate to the Corporation’s issuance of the Shares, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters.”

Very truly yours,

Yours truly,

Siebenga King Law Offices

/s/ David J. Siebenga

David J. Siebenga

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